GUARANTY OF PAYMENT

KNOW ALL MEN BY THESE PRESENTS:

Aftab Adamjee (“Adamjee”) has requested a Guaranty of Payment with regard to that certain Promissory Note in the amount of $250,000.00 (the “Note”) of even date herewith issued to Adamjee by Nurses PRN Acquisition Corp., a Nevada corporation (“Issuer”). The undersigned, Medical Staffing Solutions, Inc., a Nevada corporation (“Guarantor”), has agreed to execute this Guaranty of Payment (the “Guaranty”) to satisfy such request.

NOW, THEREFORE, in consideration of Ten Dollars and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees to the following terms and conditions:

1. Subject to any right of set of Guarantor aginst the Issuer, this Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment by Issuer of Issuer’s obligations under the Note (collectively, the “Obligations”). This Guaranty shall remain in full force and effect as written until actual payment in full of all of Issuer’s obligations under the Note or until terminated by written agreement between Adamjee and Guarantor.

2. Guarantor shall pay any sums required to be paid by Issuer under the Note which are not paid when due.

3. This Guaranty shall inure to the benefit of Adamjee and its successors and assigns and shall be binding on Guarantor and its successors and permitted assigns. No provision of this Guaranty can be changed, waived or discharged except by an instrument in writing signed by Adamjee and Guarantor. No course of dealing or delay or omission on the part of Adamjee in exercising any right under this Guaranty shall operate as a waiver thereof or otherwise be prejudicial thereto.

4. The parties irrevocably and unconditionally agree that any suit, action or other legal proceeding arising out of or relating to this Guaranty shall be brought, at the option of Adamjee, in any State or Federal court of record in Miami-Dade County in the State of Florida, consents to the jurisdiction of each such court in any suit, action or proceeding, and waives any objection which they may have to the venue of any such suit, action or proceeding in any of such courts.

5. This Guaranty shall be construed under the laws of the State of Florida without giving effect to the principles of conflicts of laws thereof.

6. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

7. The Guarantor represents and warrants that: (a) it has either examined the Loan or has had an opportunity to examine the Loan and has waived the right to examine them; (b) that it has the full power, authority and legal right to enter into, execute and deliver this Guaranty; (c) that this Guaranty is a valid and binding legal obligation of each Guarantor, and is fully enforceable against each Guarantor in accordance with its terms; and (d) that the execution, delivery and performance by each Guarantor of this Guaranty will not violate or constitute a default under any indenture, note, loan or credit agreement or any other agreement or instrument to which such Guarantor is a party or is bound.

8. Notwithstanding anything contained in this Guaranty or in the other Loan to the contrary, Guarantor shall be in default under this Guaranty upon the making by the Guarantor of an assignment for the benefit of creditors, or the appointment of a trustee or receiver for the Guarantor, or for any property of the Guarantor, or the commencement of any proceeding by or against the Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, or if any representation or warranty made by the Guarantor in this Guaranty is incorrect or fails to state a material fact which is necessary to make the representation or warranty not misleading, or if the Guarantor fails to perform any of its Obligations under this Guaranty, or breaches any of its covenants under this Guaranty.

9. All notices, requests, demands, and other communications required or permitted to be given to the Guarantor under this Guaranty shall be sufficient for all Guarantor if in writing and sent to the address or telecopy number set forth in the preamble hereof. Each communication shall be deemed duly given and received: (1) as of the date and time the communication is personally delivered with a receipted copy; (2) if given by telecopy, when the telecopy is transmitted to the telecopy number set forth above and confirmation of complete receipt is received by the Adamjee during normal business hours for the recipient, or the day after confirmation is received by the Adamjee if not during normal business hours for the recipient; (3) if delivered by U.S. Mail, three (3) days after depositing with the United States Postal Service, postage prepaid by certified mail, return receipt requested; or (4) if given by nationally recognized or reputable overnight delivery service, on the next day after receipted deposit with the service.

10. All rights and remedies of Adamjee under this Guaranty or by law are separate and cumulative, and the exercise of one shall not limit or prejudice the exercise of any other such rights or remedies. The enumeration in this Guaranty of any waivers or consents by Guarantor shall not be deemed exclusive of any additional waivers or consents by Guarantor which may be deemed to exist in law or equity. No delay or omission by Adamjee in exercising any such right or remedy shall operate as a waiver thereof. No waiver of any rights and remedies hereunder, and no modification or amendment of this Guaranty shall be deemed made by Adamjee unless in writing and duly signed by Adamjee. Any written waiver shall apply only to the particular instance specified therein and shall not impair the further exercise of the right or remedy or of any other right or remedy of Adamjee, and no single or partial exercise of any right or remedy under this Guaranty shall preclude any other or further exercise thereof or any other right or remedy.

11. This Guaranty shall be binding upon Guarantor, and Guarantor’s successors and assigns, and shall inure to the benefit of Adamjee and its successors and assigns (including, without in any manner limiting, the generality of the foregoing, any party from time to time holding the Loan).

12. Time is of the essence with respect to this Guaranty.

13. This Guaranty and the Loan embody the entire agreement and understanding between the parties and supersede all prior agreements and understandings relating to the subject matter hereof.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Payment on the date set forth below.

WITNESSES:	GUARANTOR:

MEDICAL STAFFING SOLUTIONS, INC.

Name:	Name: Dr. B.B. Sahay, President
Date: June 16, 2005	Date: June 16, 2005

Name:
Date: June 16, 2005

STATE OF FLORIDA
SS:
COUNTY OF MIAMI-DADE

The foregoing instrument was acknowledged before me this 16th day of June, 2005, by Dr. B.B. Sahay, as President (title) of Medical Staffing Solutions, Inc.  He (X) is personally known to me or ( ) has produced ______________________ as identification and who did (did not) take an oath.

My commission expires:	NOTARY PUBLIC:

(Signature of Notary Public)

(Printed Name of Notary Public)

STATE OF ____________ AT LARGE
(SEAL)